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                                                           Exhibit 23.6


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of Amendment No. 4 to this Registration Statement on Form S-1 (No. 333-50681) of our report dated July 22, 1996, relating to the financial statements of Van de Kamp's and Frozen Dessert Product Lines of Pet Incorporated, which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Francisco, California
June 22, 1998